UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2025 special meeting of shareholders (the “Special Meeting”) of Safety Shot, Inc. (the “Company”) held on June 12, 2025, the Company’s shareholders approved an amendment to the 2024 Equity Incentive Plan (the “Plan”) to increase the number of Safety Shot Shares reserved for issuance under the Plan by up to 22,000,000 additional Safety Shot Shares. The Company’s shareholders had previously approved the Plan on June 24, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting of stockholders held on June 12, 2025 (the “Special Meeting”), the Company’s stockholders voted on the matters described below.

1.	To approve the issuance of such number of Safety Shot Shares to Yerbaé Shareholders in accordance with the Arrangement Agreement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,383,589	2,333,536	103,484	19,995,341

2.	To approve an amendment to the Safety Shot 2024 equity incentive plan to increase the number of Safety Shot Shares reserved for issuance by up to 22,000,000 additional Safety Shot Shares:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,755,063	3,974,119	91,427	19,995,341

3.	To authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of promissory notes of Safety Shot (collectively, the “Notes”), Safety Shot Shares underlying the Notes and certain provisions of the Notes, issued in connection with an offering and sale of securities of Safety Shot that was consummated on January 20, 2025:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,228,700	2,476,977	114,932	19,995,341

4.	Approval of the issuance of up to 20,000,000 Safety Shot Shares to Core 4 Capital Corp. in one or more non-public offerings in accordance with Nasdaq Listing Rule 5635(b) :

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,582,332	4,148,195	90,082	19,995,341

5.	To grant discretionary authority to the Safety Shot Board to amend the Safety Shot Amended and Restated Certificate of Incorporation, as amended, to combine the issued and outstanding Safety Shot Shares into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-thirty-five (1-for-35), with the exact ratio to be determined by the Safety Shot Board in its sole discretion (the “Safety Shot Reverse Stock Split”); and effect the Safety Shot Reverse Stock Split, if at all, within one year of the date the proposal is approved by stockholders (b) :

Votes For	Votes Against	Votes Abstained
36,874,290	5,545,422	396,238

6.	To approve one or more adjournments of the Safety Shot Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Safety Shot Share Issuance Proposal, the Safety Shot Incentive Plan Proposal, the Safety Shot Settlement Proposal, the Safety Shot Nasdaq Change of Control Proposal, and the Safety Shot Reverse Stock Split Proposal or to establish a quorum:

Votes For	Votes Against	Votes Abstained
33,482,543	8,364,522	968,855

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2025

SAFETY SHOT, INC.

By:	/s/ Jarret Boon
Jarret Boon
Chief Executive Officer